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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-A/A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                     PURSUANT TO SECTION 12(b) OR (g) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                            STRUCTURED PRODUCTS CORP.
                            -------------------------

             (Exact name of registrant as specified in its charter)

                Delaware                               13-3692801
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(State of incorporation or organization)   (IRS Employer Identification No.)

          390 Greenwich Street
           New York, New York                            10013
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(Address of principal executive offices)               (Zip Code)


If this form relates to the registration   If this form relates to the
of a class of securities pursuant to       registration of a class of securities
Section 12(b) of the Exchange Act and is   pursuant to Section 12(g) of the
effective pursuant to General              Exchange Act and is effective
Instruction A. (c), please check the       pursuant to General Instruction A.
following box. [x]                         (d), please check the following box.
                                           [ ]


        Securities to be registered pursuant to Section 12(b) of the Act:

           Title of Each Class                Name of Each Exchange on Which
           to be so Registered                Each Class is to be Registered
           -------------------                ------------------------------

 19,000,000 TIERS(R) Principal-Protected
Minimum Return Trust Certificates, Series
  S&P 2002-19 with a principal amount of
               $190,000,000
           (the "Certificates")                  American Stock Exchange
-----------------------------------------  -------------------------------------

        Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                      ----
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Item 1.  Description of Registrant's Securities to be Registered.

      The description of the Certificates to be registered hereunder is set forth under the captions entitled: "Summary Information -- Q&A"; "Risk Factors"; "Description of the Certificates"; "Certain ERISA Considerations"; and "United States Federal Income Tax Considerations" in Registrant's Prospectus Supplement related to the TIERS(R) Principal-Protected Minimum Return Trust Certificates, Series S&P 2002-19, a copy of which Prospectus Supplement was filed on or about November 22, 2002 pursuant to Rule 424(b) under the Securities Act of 1933, and "Risk Factors" and "Description of Certificates" in Registrant's Prospectus, dated August 29, 2002, which description is incorporated herein by reference.

Item 2.  Exhibits.

            1. Certificate of Incorporation of Structured Products Corp. is set forth as Exhibit 3.1 to the Registration Statement on Form S-3 and is incorporated herein by reference.

            2. By-laws, as amended, of Structured Products Corp. are set forth as Exhibit 3.2 to the Registration Statement and are incorporated herein by reference.

            3. Form of Corporate Trust Agreement is set forth as Exhibit 4.3 to the Registration Statement and is incorporated herein by reference.

            4. Form of the Prospectus is attached to the Registration Statement and is incorporated herein by reference.

            5. The Preliminary Prospectus Supplement dated October 21, 2002 related to the TIERS(R) Principal-Protected Minimum Return Trust Certificates, Series S&P 2002-19, which was filed with the Securities and Exchange Commission on or about October 21, 2002, pursuant to Rule 424(b)(2) under the Securities Act of 1933, and is incorporated herein by reference.

            6. The Prospectus Supplement dated November 22, 2002 related to the TIERS(R) Principal-Protected Minimum Return Trust Certificates, Series S&P 2002-19, which was filed with the Securities and Exchange Commission on or about November 22, 2002, pursuant to Rule 424(b) under the Securities Act of 1933, and is incorporated herein by reference.

            7. Form of TIERS(R) Asset Backed Supplement Series S&P 2002-19 related to the TIERS(R) Principal-Protected Minimum Return Trust Certificates, Series S&P 2002-19, which is attached hereto.

                   [Balance of page left intentionally blank]


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                                    SIGNATURE

            Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                            STRUCTURED PRODUCTS CORP.

Date:    November 26, 2002




                                            By: /s/ Matthew R. Mayers
                                                --------------------------------
                                                Matthew R. Mayers
                                                Authorized Signatory


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